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                                                                   Exhibit 4(ww)

                       SALOMON SMITH BARNEY HOLDINGS INC.
                            SSBHI MERGER COMPANY INC.



                                       and



                            THE CHASE MANHATTAN BANK,
                                     Trustee




                          SECOND SUPPLEMENTAL INDENTURE
                           Dated as of July 1, 1999



 Supplemental Indenture to the Indenture dated as of January 18, 1994 providing for the issuance of series of senior debt securities.

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         SECOND SUPPLEMENTAL INDENTURE, dated as of July 1, 1999 (the "Second
Supplemental Indenture"), among SALOMON SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware and the successor to Salomon Inc ("SSBH"), SSBHI MERGER COMPANY INC., a corporation duly organized and existing under the laws of the State of New York (the "Merger Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York and formerly known as Chemical Bank, as Trustee (the "Trustee"), under the Indenture dated as of January 18, 1994 (the "Original Indenture"), as supplemented by the First Supplemental Indenture dated November 28, 1997 (the "Supplemental Indenture"), between SSBH and the Trustee. The Original Indenture together with the Supplemental Indenture is herein referred to as the "Indenture."

                                   WITNESSETH:

         WHEREAS, SSBH executed and delivered to the Trustee the Indenture to provide for the issuance from time to time of series of senior debt securities (the "Securities");

         WHEREAS, SSBH heretofore executed and delivered to the Trustee the Supplemental Indenture;

         WHEREAS, SSBH has issued Securities pursuant to the Indenture, from time to time;

         WHEREAS, Section 10.01 of the Indenture provides that in the case of a merger of SSBH into another corporation, such corporation shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in a form satisfactory to the Trustee, the due and punctual payment of the principal of (and additional interest, if any, payable pursuant to Section 12.02 of the Indenture) and interest on all Securities and Coupons (as defined in the Indenture) and the performance of every covenant of the Indenture to be performed or observed by SSBH;


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         WHEREAS, SSBH will merge into Merger Company (the "Merger"), effective as of the effective time of the Merger (the "Effective Time"), pursuant to an Agreement and Plan of Merger dated as of July 1, 1999 between Merger Company and SSBH (the "Merger Agreement");

         WHEREAS, pursuant to the Agreement and Plan of Merger, as of the Effective Time, Merger Company will change its name to Salomon Smith Barney Holdings Inc.;

         WHEREAS, as of the Effective Time of the Merger, Merger Company, as successor by merger to SSBH, will succeed, insofar as permitted by law, to all rights, liabilities and obligations of SSBH under the provisions of the Merger Agreement;

         WHEREAS, SSBH and Merger Company desire to enter into this Second Supplemental Indenture;

         WHEREAS, immediately after the Merger, no Event of Default (as defined in the Indenture) and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened or be continuing;

         NOW, THEREFORE, each of SSBH and Merger Company covenants and agrees with the Trustee for the equal and proportionate benefit of all the present and future Holders (as defined in the Indenture) of the Securities as follows:

                                    ARTICLE I

                           ASSUMPTION AND SUBSTITUTION

         Section 1.01. As of the Effective Time, Merger Company hereby expressly agrees to assume the due and punctual payment of the principal of (and additional interest, if any, payable pursuant to Section 12.02 of the Indenture) and interest on all Securities and the performance of every covenant of the Indenture to be performed or observed by SSBH.

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         Section 1.02. As of the Effective Time, and by virtue of such assumption and of the Merger Agreement, Merger Company hereby will succeed and be substituted for SSBH under the Indenture with the same effect as if Merger Company had been named as "the Company" in the Indenture, and thereafter from time to time may exercise every right and power of "the Company" under the Indenture, in the name of SSBH or its own name; and any act or proceeding by provision of the Indenture required or permitted to be done by the Board of Directors or any officer of SSBH may be done with like force and effect by the like Board of Directors or officer of Merger Company.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01 The Trustee accepts the trusts created by this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by SSBH or Merger Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by SSBH or Merger Company, as the case may be.

         Section 2.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

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         Section 2.03 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

         The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.



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         IN WITNESS WHEREOF, each of SALOMON SMITH BARNEY HOLDINGS INC., SSBHI
MERGER COMPANY INC., and THE CHASE MANHATTAN BANK, as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly organized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of July 1, 1999.

                                    SALOMON SMITH BARNEY HOLDINGS INC.


                                    By: /s/ Mark Kleinman
                                       --------------------------------------
                                             Name:    Mark Kleinman
                                             Title:   Executive Vice President
                                                      and Treasurer


Attest:

By: /s/ Shelley J. Dropkin
   -----------------------
      (Corporate Seal)
         Name: Shelley J. Dropkin
         Title: Assistant Secretary

                                    SSBHI MERGER COMPANY INC.


                                    By: /s/ Mark Kleinman
                                       --------------------------------------
                                             Name:    Mark Kleinman
                                             Title:   Executive Vice President
                                                      and Treasurer


Attest:

By: /s/ Shelley J. Dropkin
   -----------------------
      (Corporate Seal)
         Name: Shelley J. Dropkin
         Title: Assistant Secretary

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Robert S. Peschler
                                       -------------------------------------
                                             Name: Robert S. Peschler
                                             Title: Assistant Vice President

Attest:

By: /s/ Edwin Purugganan
   ---------------------
      (Corporate Seal)
         Name: Edwin Purugganan
         Title: Trust Officer



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